UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2010

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

The Company previously reported the appointment of James J. Owens as the president and chief executive officer and as a director of the Company, on Form 8-K filed with the Securities and Exchange Commission on November 24, 2010. This current report on Form 8-K/A is being filed to amend the initial current report on Form 8-K filed on November 24, 2010, solely for purposes of providing information regarding the compensation and benefits to be provided to Mr. Owens in his role as president and chief executive officer, which were determined on December 2, 2010.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2010, the Company’s Board of Directors appointed James J. Owens president and chief executive officer and elected him as a director. On December 2, 2010, the Compensation Committee of the Company’s Board of Directors approved the compensation and benefits to be paid to Mr. Owens as president and chief executive officer. Mr. Owens will receive an annual base salary of $560,000. Also, he will be entitled to receive a target incentive opportunity of 100% of his base salary with a maximum incentive opportunity of up to 200% of his base salary under the Company’s short-term incentive plan for the fiscal year ending December 3, 2011. In addition, Mr. Owens will be eligible for a stock-based award in an amount equal to $840,000 under the Company’s long-term incentive plan for such fiscal year. Mr. Owens will be eligible to receive other standard benefits provided to executives and other key employees of the Company under the Company’s benefit plans and programs, which are described in the Company’s most recent proxy statement.

Finally, Mr. Owens’ Severance Agreement with the Company dated August 25, 2008 was amended effective December 2, 2010 to modify certain payments and benefits to be provided to Mr. Owens in the event his employment with the Company is terminated either involuntarily without cause or voluntarily for good reason, as follows: (i) the amount of any separation pay that would be paid to Mr. Owens was increased from one time to two times his annual cash compensation and (ii) the period of time after his termination of employment during which the Company would pay a portion of the premiums or cost of any group medical and/or dental insurance coverage was increased from 12 months to 18 months.

Consistent with Company practice regarding pay of directors who are also employees of the Company, Mr. Owens will not receive any separate compensation for serving as a director of the Company.

Item 9.01 Exhibits.

(c)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment to Severance Agreement dated December 2, 2010 by and between H.B. Fuller Company and James J. Owens

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2010	By:	/s/ Timothy J. Keenan
	Name:	Timothy J. Keenan
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amendment to Severance Agreement dated December 2, 2010 by and between H.B. Fuller Company and James J. Owens